UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2021

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 605, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Global Market

Item 1.01	Entry into a Definitive Material Agreement.

On February 2, 2021, Cinedigm Corp. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreements”) with a single institutional investor for the purchase and sale of 5,600,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share, at a purchase price of $1.25 per share, in a registered direct offering, pursuant to an effective shelf registration statement on Form S-3 which was declared effective by the Securities and Exchange Commission on July 10, 2020 (File No. 333-239710) and an applicable prospectus supplement.

The closing of the sale of the Shares under the Securities Purchase Agreement is expected to occur on or about February 5, 2021, subject to the satisfaction of customary closing conditions. The aggregate gross proceeds for the sale of the Shares is approximately $7.0 million.

The net proceeds to the Company from the sale of the Shares, after deducting the fees of the placement agent but before paying the Company’s estimated offering expenses, is approximately $6.5 million. The Company intends to use the net proceeds from the transaction for working capital and for other general corporate purposes, which may include, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities.

The Securities Purchase Agreement contains representations and warranties and covenants as are customary for transactions of this type.

The Benchmark Company LLC is acting as sole placement agent for the offering. A.G.P./Alliance Global Partners is acting as a financial advisor in connection with the offering. The Company will pay the placement agent a cash fee equal to 7% of the gross proceeds generated from the sale of the Shares and reimburse the placement agent for certain of its expenses in an amount not to exceed $50,000.

The opinion of Kelley Drye & Warren LLP regarding the validity of the Shares sold in the offering is attached hereto as Exhibit 5.1.

On February 3, 2021, the Company issued a press release announcing the offering, a copy of which is attached hereto as Exhibit 99.1.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to and incorporates herein by reference the full text thereof, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Kelley Drye & Warren LLP

10.1	Securities Purchase Agreement dated February 2, 2021

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1 hereto)

99.1	Press release dated February 3, 2021

Forward Looking Statements.

The Items discussed in this Current Report on Form 8-K and the exhibits thereto contain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of this Current Report on Form 8-K. These forward-looking statements may include, but are not limited to the amount and use of the expected net proceeds from the sale of the Company’s Class A common stock. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements.

The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that the Company believes may affect its financial condition, results of operations, business strategy, research and development, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described herein and in the “Risk Factors” sections and elsewhere in each of the prospectus supplement filed in connection with the sale of the Company’s Class A common stock described herein. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for the Company’s management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

The Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.

Dated: February 3, 2021	By:	/s/ Gary S. Loffredo
Gary S. Loffredo President, Chief Operating Officer, General Counsel and Secretary